SIONIX CORPORATION
2082 Michelson Dr., Suite 306
Irvine, Ca. 92612

October 14, 2008

R.J. Metal Co.
18032 Lemon Dr. (PMB 137)
Yorba Linda, Ca. 92886

Re: Purchase of Equipment

Gentlemen:

This letter serves as the agreement of Sionix Corporation (“Sionix”) to pay for R.J. Metal Co. (“R.J. Metal”) invoice #0154, relating to the sale of all machinery and tooling listed on Schedule I attached to this letter (the “Equipment”), for a price of U.S. $125,000, payable in restricted common stock of Sionix, at a price of $0.15 per share.

Accordingly, R.J. Metal hereby conveys to Sionix possession and all right, title and interest in and to the Equipment, in consideration of Sionix’ issuance to the individuals named below (each, a “Recipient”, collectively, the “Recipients”) the number of shares of common stock of Sionix set forth opposite each of their names (collectively, the “Shares”):

Joseph Anderson	325,000 shares

Rodney Anderson	300,000 shares

Robert Hanson	208,334 shares

Total:	833,334 shares

Each Recipient acknowledges and agrees as follows:

The Shares have not been registered under the Securities Act of 1933 (the “Act”) and are being issued to the Recipient in reliance upon the exemption from such registration provided by Section 4(2) of the Act for transactions by an issuer not involving any public offering. The Recipient hereby confirms that the Recipient has been informed that the Shares are restricted securities under the Act and may not be resold or transferred unless the Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, the Recipient hereby acknowledges that the Recipient is prepared to hold the Shares for an indefinite period and that the Recipient is aware that Rule 144 promulgated under the Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the Shares from the registration requirements of the Act.

The stock certificates for the Shares shall be endorsed with substantially the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, or (b) an opinion of counsel of Sionix that registration under such Act is not required with respect to such sale or offer.”

Each recipient represents and warrants to Sionix as follows:

(a) The Recipient has adequate means of providing for his current financial needs and possible contingencies, and has no present need, and anticipates no need in the foreseeable future, to sell any Shares. The Recipient is able to bear the economic risk of acquiring his portion of the Shares, and consequently, without limiting the generality of the foregoing, the Recipient is (a) able to hold his portion of the Shares for an indefinite period of time, and (b) has a sufficient net worth to sustain a loss of the Recipient’s entire investment in his portion of the Shares.

(b) The Recipient has a preexisting personal or business relationship with Sionix or one or more of its officers, directors or controlling persons, or by reason of the Recipient’s business or financial experience or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by Sionix or any affiliate or selling agent of Sionix, directly or indirectly, could be reasonably assumed to have the capacity to protect his own interests in connection with his acquisition of the Shares.

(c) The Recipient confirms that acquisition of the Shares was not offered to the Recipient by any means of general solicitation or general advertising.

(d) The Recipient is acquiring his portion of the Shares for his own account, for investment purposes only, and not with a view to the resale or other distribution thereof, in whole or in part, except in accordance with the Act.

(e) The Recipient has received and reviewed copies of Sionix’ (i) Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007, including without limitation the section entitled Risk Factors contained therein; (ii) Quarterly Reports on Form 10-QSB and 10-Q for the quarters ended December 31, 2007 and March 31, 2008, respectively; and (iii) Current Reports on Form 8-K filed with the SEC since March 31, 2008, including, without limitation, Current Reports (and any amendments thereto) describing the pending restatement of the Company’s financial statements for the fiscal year ended September 30, 2007 and the quarters ended December 31, 2007 and March 31, 2008, all of which are available for review on the SEC’s website at www.sec.gov.

[SIGNATURES FOLLOW]

This agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements with respect such subject matter. This agreement may be executed in counterparts, each of which when taken together shall constitute a single binding agreement. This agreement shall be governed by the laws of the State of California, and venue for any legal action arising out of this agreement shall be in the state or federal courts sitting in the City of Los Angeles, California.

Kind regards,

James Houtz
Chief Executive Officer

ACKNOWLEDGED AND AGREED:

R.J. Metal Co.

By:
Name:
Title:

Joseph M. Anderson

Rodney L. Anderson

Robert A. Hanson

SCHEDULE I

RJ Metal Complete Inventory

Equipment & Tools & Cabinets	$105,925.00

Lathe Tools Carbide Holders	$1,780.00

End Mills	$8,860.00

Fly Cutters	$750.00

Collets & Holders	$3,800.00

Specialty Reamers	$1,010.00

Deming Drills	$727.00

Long Drills	$2,379.00

Grand Total	$125,231.00

RJ Metal Products

Equipment & Tools & Cabinets

1. Kondia Power Mill	$4,500.00
2. Supermax-Mill	$7,200.00
3. Engine Lathe 30”x6’	$12,500.00
4. 35 Ton Punch Press	$4,500.00
5. P1-2 Gorton Engraver	$2,000.00
6. Deckel Pentagraph (GK21)	$5,500.00
7. Glass Bead Sand Blaster	$500.00
8. 12” Cutoff Saw	$1,400.00
9. BridgePort#2	$11,000.00
10. Max Drill Press	$300.00
11. Rockwell Drill Press	$250.00
12. 16” Abror Press	$350.00
13. Rofer Whitney Station Punch	$1,000.00
14. 15” Rotary Table	$500.00
15. Tri-Arc(160)Meg Welder	$800.00
16. Hobart Porta Wire Meg Welder	$2,000.00
17. Miller Watermate Chiller (1A)	$2,000.00
18. Cobra Matic Meg Welder	$2,500.00
19. Hobart Porta-Wire Meg Welder	$1,500.00
20. Surface Grinder 12”	$2,200.00
21. Mojave 4’x8’x10” Surface Plate	$2,500.00
22. Standridge 3’x4’x10” Surface Plate	$900.00
23. 24”x18”x3” Surface Plate	$400.00
24. Amer Brown 12” Cold Saw	$2,500.00
25. Dbl. Wheel Pedestal Tool Grinder	$250.00
26. 42” x 1” Belt Sander	$100.00
27. End Mill Grinder	$100.00
28. Deckel Tool Grinder	$2,450.00
29. Combo (12” Disk) (6x48” Belt) Grinder	$100.00
30. Engraving Number Set Cabinet	$500.00
31. Shop Vacs $40.0ea x 2 =	$80.00
32. Large Mill Vices $350.00ea x 4 =	$1,500.00
33. 360 degree Swivel Vice	$350.00
34. 360 degree Swivel / Angel/ vise	$400.00
35. Precision Dividing Head	$400.00